EXHIBIT 99.1

Marley Coffee Reports 187% Increase in Quarterly Revenue for Quarter Ended July 31, 2013 Compared to Quarter Ended July 31, 2012 and Significant Increases in Gross Profit and Gross Profit Margins

DENVER – September 12, 2013 – Marley Coffee (OTC:JAMN), (www.marleycoffee.com), the sustainably grown, ethically farmed and artisan-roasted gourmet coffee company, reports financial results for the three and six months ended July 31, 2013 and 2012, including increases in revenue, gross profit and gross profit margins, as well as improvements in net loss  for the fiscal second quarter and six months ended July 31, 2013, compared to the fiscal second quarter and six months ended July 31, 2012.

Highlights of the second fiscal quarter and six months include:
•
Revenue for the 2014 second fiscal quarter (i.e., the three months ended July 31, 2013) increased 187 percent to $1.6 million vs. $559 thousand compared with fiscal 2Q 2013. For the six-month period ended July 31, 2013, revenue increased 179 percent to $2.4 million compared with $869 thousand in the year-ago six-month period.

•
Gross profit increased to $472 thousand in the 2014 second fiscal quarter compared with $67 thousand in the year-ago second fiscal quarter. For the six months ended July 31, 2013, gross profit was $971 thousand compared with $142 thousand in the year-ago six-month period.

•	Gross profit margins increased to 29.4 percent in the second quarter of fiscal 2014 from 11.9 percent in the year-ago second fiscal quarter.
•
Operating expenses decreased during the second fiscal quarter 2014 to $867 thousand from $1.0 million in the year-ago second fiscal quarter, and to $1.7 million for the six months ended July 31, 2013 from $2.0 million in the year-ago six-month period.

•
Net loss decreased to $715 thousand, or $0.01 per share for the second fiscal quarter of 2014, compared with a $986 thousand net loss, or $0.01 per share, in the year-ago second fiscal quarter. For the six-month period ended July 31, 2013, net loss was $1.1 million, or $0.01 per share compared with $1.9 million or $0.02 per share in the year-ago six-month period.

•	Increased retailer penetration to 7,500 locations as of July 31, 2013, compared with 500 locations at the end of the second quarter last year.
•	Generated distribution with several leading supermarket chains and retail outlets including Kroger, Safeway, Shaw’s, Star Market, Winn-Dixie/ BI-LO, Market Basket and Best Buy/Future Shop of Canada.
•	Freed up more than $3.7 million in two tranches through Ironridge Global IV, Ltd. for the settlement of trade payables and to help finance Marley Coffee’s rollout to national and regional chains.
•	Acquired Black Rock Beverage Services, expanding the company’s business into the office coffee and food service markets.
•	Moved corporate headquarters to Denver.

“We are extremely pleased with the traction that Marley Coffee has made in the marketplace and the improved brand awareness that has increased our footprint with some of the largest and most successful retail grocery chains and consumer electronics chains in North America,” said Rohan Marley, founder and Chairman, who continued, “Our goal is to continue to increase our distribution network in both domestic and international markets, introduce innovative new products and increase the number of SKUs carried by our customers throughout this fiscal year and into fiscal 2015.

“As revenues increase, we also expect to continue to benefit from economies of scale and margin expansion as we seek to capitalize on the significant trend and growing consumer awareness toward organic, sustainable premium and super-premium specialty coffees, and specifically, greater awareness and demand for our brand.”

About Jammin Java Corp., d/b/a Marley Coffee

Marley Coffee (corporate name Jammin Java Corp.) is a US-based company that provides premium, artisan roasted coffee to the grocery, retail, online, service, hospitality, office coffee service and big box store industry. Under its exclusive licensing agreement with 56 Hope Road, the company continues to develop its coffee lines under the Marley Coffee brand. The company is a fully reporting company quoted on the OTCQB under the symbol “JAMN”.  Learn more at www.MarleyCoffee.com or visit the corporate website at www.JamminJavaCorp.com.

Join us on Facebook at http://www.facebook.com/MarleyCoffee, or follow us on Twitter at http://twitter.com/marleycoffee, where we post information that’s material and non-material about the company.

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts").  In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts.  Any statements made in this news release about an action, event or development, are forward-looking statements.  Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.  These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"), including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on our future results.  Accordingly, you should not place undue reliance on these forward-looking statements.  Although the company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected.  The forward-looking statements in this press release are made as of the date hereof.  The company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the company.  The company's SEC filings are available at http://www.sec.gov.

Contacts:
Dian Griesel Int’l.

212-825-3210

JAMMIN JAVA CORP.
BALANCE SHEETS

	July 31,	January 31,
	2013	2013
	(Unaudited)
Assets
Current Assets:
Cash	$410,061	$-
Restricted cash	-	65,382
Accounts receivable	1,629,165	415,721
Notes receivable - related party	2,724	-
Inventory	2,982,303	-
Prepaid expenses	364,501	173,264
Other current assets	-	24,387
Total Current Assets	5,388,754	678,754

Property and equipment, net	69,808	19,705
License agreement	681,334	705,667
Deferred financing costs	-	43,490
Other assets	15,716	-
Total Assets	$6,155,612	$1,447,616

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$876,197	$762,663
Accounts payable - related party	-	2,258
Accrued expenses	53,253	92,586
Accrued expenses - related party	84,503	30,073
Bank Overdraft	-	8,931
Notes payable - Related party	-	9,454
Secured promissory note - net of discount of $-0- and $29,925, respectively	-	320,075
Notes payable	6,207	-
Derivative liability	-	120,006
Total Current Liabilities	1,020,160	1,346,046

Total Liabilities	1,020,160	1,346,046

Stockholders' Equity:
Common stock, $.001 par value, 5,112,861,525 shares authorized; 95,722,901 and 79,373,546 shares issued and outstanding, as of July 31, 2013 and January 31, 2013, respectively	97,959	79,377
Shares due from Ironridge	(674,450)	-
Additional paid-in-capital	13,904,488	7,081,011
Accumulated deficit	(8,192,545)	(7,058,818)
Total Stockholders' Equity	5,135,452	101,570

Total Liabilities and Stockholders' Equity	$6,155,612	$1,447,616

JAMMIN JAVA CORP.
STATEMENTS OF OPERATIONS

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$1,605,438	$559,485	$2,422,487	$869,099

Cost of sales:
Cost of sales products	1,133,359	492,728	1,451,520	727,261
Total cost of sales	1,133,359	492,728	1,451,520	727,261

Gross Profit	$472,079	$66,757	$970,967	$141,838

Operating Expenses:
Compensation and benefits	411,996	635,066	687,153	1,210,729
Selling and marketing	37,719	124,994	123,932	302,772
General and administrative	416,946	277,712	868,748	493,772
Total operating expenses	866,661	1,037,772	1,679,833	2,007,273

Other income (expense):
Other expense (Including loss on settlement of liabilities of $436,207)	(319,321)	-	(316,186)	-
Interest income	-	103	-	413
Interest (expense)	(1,176)	(15,320)	(108,674)	(15,389)
Total other income (expense)	(320,497)	(15,217)	(424,860)	(14,976)
Net Loss	$(715,079)	$(986,232)	$(1,133,726)	$(1,880,411)

Net loss per share:
Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Weighted average common shares outstanding - basic and diluted	90,108,517	76,744,150	85,413,315	76,744,150